Exhibit 99.1

CRITEO REPORTS STRONG RESULTS FOR THE THIRD QUARTER 2016

NEW YORK - November 2, 2016 - Criteo S.A. (NASDAQ: CRTO), the performance marketing technology company, today announced financial results for the third quarter ended September 30, 2016.

•	Revenue increased 27% (or 25% at constant currency1) to $424 million.

•	Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC[2], grew 32% (or 30% at constant currency) to $177 million, or 41.7% of revenue.

•	Net Income increased 154% to $15 million.

•	Adjusted EBITDA[2] grew 55% (or 51% at constant currency) to $54 million, representing 12.6% of revenue and 30.3% of Revenue ex-TAC.

•	Adjusted Net Income per diluted share[2] grew 173% to $0.48.

"We continue to deliver terrific results for advertisers," said Eric Eichmann, CEO. "And with the addition of HookLogic and Criteo Predictive Search we will cover an ever increasing part of their performance marketing and become a more strategic partner."

"We continue to deliver rapid growth and expanding profitability," said Benoit Fouilland, CFO. "Our ability to drive operating leverage while investing in the business demonstrates the scalability of our model."

Operating Highlights

•	We added over 1,000 net clients in Q3, a new record in Criteo's history, approaching 13,000 clients.

•	Revenue ex-TAC from existing clients, live in Q3 2015 and still live in Q3 2016, grew 15% at constant currency.

•	Close to 57% of our revenue was generated on mobile ads.

•	Users matched through our Universal Match technology generated 52% of Revenue ex-TAC, reflecting the growing adoption of our solution and the high value of matched users for advertisers.

•	Close to 7,000 advertisers are now live on dynamic ads on Facebook and Instagram.

•	On October 25, 2016, we launched Criteo Predictive Search, a groundbreaking product that brings our proven performance-based approach to the large and fast-growing Google Shopping market.

Acquisition of HookLogic

On October 3, 2016, Criteo signed a definitive agreement to acquire HookLogic, Inc., a New York-based company connecting many of the world's largest ecommerce retailers with consumer brand manufacturers. The acquisition of HookLogic will expand Criteo's business to brand manufacturers and will strengthen our performance marketing platform. The transaction is expected to close in the coming weeks.

___________________________________________________
1 Growth at constant currency excludes the impact of foreign currency fluctuations and is computed by applying the 2015 average exchange rates for the relevant period to 2016 figures.
2 Revenue ex-TAC, Adjusted EBITDA and Adjusted Net Income per diluted share are not measures calculated in accordance with U.S. GAAP.

Revenue and Revenue ex-TAC

Revenue grew 27%, or 25% at constant currency, to $424 million (Q3 2015: $333 million). Revenue ex-TAC grew 32%, or 30% at constant currency, to $177 million (Q3 2015: $134 million). This increase was primarily driven by technology innovation across all devices and platforms, the addition of a record quarterly number of clients across regions and the continued expansion of our publisher relationships.

•	In the Americas, Revenue ex-TAC grew 31%, or 31% at constant currency, to $64 million (Q3 2015: $48 million) and represented 36% of total Revenue ex-TAC.

•	In EMEA, Revenue ex-TAC grew 23%, or 27% at constant currency, to $71 million (Q3 2015: $57 million) and represented 40% of total Revenue ex-TAC.

•	In Asia-Pacific, Revenue ex-TAC grew 51%, or 34% at constant currency, to $42 million (Q3 2015: $28 million) and represented 24% of total Revenue ex-TAC.

Revenue ex-TAC margin as a percentage of revenue was 41.7% (Q3 2015: 40.2%), slightly above prior quarters and in line with our expectations.

Net Income and Adjusted Net Income

Net income increased 154% to $15 million (Q3 2015: $6 million). Net income available to shareholders of Criteo S.A. was $14 million, or $0.21 per share on a diluted basis (Q3 2015: $5 million, or $0.08 per share on a diluted basis).

Adjusted Net income, defined as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration and the tax impact of these adjustments, increased 175% to $31 million, or $0.48 per share on a diluted basis (Q3 2015: $11 million, or $0.17 per share on a diluted basis). Adjusted Net income is not a measure calculated in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA grew 55%, or 51% at constant currency, to $54 million (Q3 2015: $34 million). This increase in Adjusted EBITDA is primarily the result of the strong Revenue ex-TAC performance in the quarter, as well as continued operating leverage, in particular in Sales and Operations.

Adjusted EBITDA margin as a percentage of revenue improved 230 basis points to 12.6% (Q3 2015: 10.4%) and 450 basis points as a percentage of Revenue ex-TAC to 30.3% (Q3 2015: 25.8%). While we continue to invest in R&D and innovation, this margin improvement demonstrates the scalability and operating leverage of our model.

Operating expenses increased 33% to $131 million (Q3 2015: $99 million). Operating expenses, excluding the impact of equity awards compensation expense, pension service costs, depreciation and amortization, acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, increased 23% to $111 million (Q3 2015: $91 million). This increase is primarily related to the year-over-year growth in headcount in Research and Development (32%), Sales and Operations (25%) and General and Administrative (26%), as we continued to grow the organization.

Non-GAAP Operating Expenses as a percentage of revenue decreased by 100 basis points to 26.2% (Q3 2015: 27.2%) and by 480 basis points as a percentage of Revenue ex-TAC to 62.9% (Q3 2015: 67.7%).

Cash Flow and Cash Position

Cash flow from operating activities increased 149% to $44 million (Q3 2015: $18 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and net of proceeds from disposal, was $24 million (Q3 2015: $(7) million), increasing by $30 million year-over-year.

Total cash and cash equivalents were $407 million as of September 30, 2016 (December 31, 2015: $354 million).

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of November 2, 2016. We expect the HookLogic transaction to close in the coming weeks. The contribution of HookLogic is therefore not included in the following guidance for the fourth quarter and fiscal 2016.

Fourth Quarter 2016 Guidance:

•	We expect Revenue ex-TAC to be between $207 million and $210 million excluding HookLogic.

•	We expect Adjusted EBITDA to be between $72 million and $75 million excluding HookLogic.

Fiscal Year 2016 Guidance:

•	We expect Revenue ex-TAC growth to be between 33% and 34% at constant currency excluding HookLogic.

•	We expect our Adjusted EBITDA margin as a percentage of revenue to increase between 120 basis points and 140 basis points excluding HookLogic.

The above guidance for the fourth quarter 2016 assumes the following exchange rates for the main currencies having an impact on our business: a U.S. dollar-euro rate of 0.92, a U.S. dollar-Japanese yen of 105, a U.S. dollar-British pound rate of 0.78 and a U.S. dollar-Brazilian real rate of 3.2.

The above guidance assumes no acquisitions are completed during the fourth quarter ending December 31, 2016 and the fiscal year ending December 31, 2016.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs (“TAC”) generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our core geographies. Revenue ex-TAC and Revenue ex-TAC by Region are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our core business and across our core geographies. Accordingly, we believe that Revenue ex-TAC and Revenue ex-TAC by Region provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, service costs (pension), acquisition-related costs and deferred price consideration, Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, and the tax impact of these adjustments. Adjusted Net Income is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, and the tax impact of these adjustments, Adjusted Net Income can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and net of proceeds from disposal. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to Revenue, Revenue ex-TAC by Region to Revenue by Region, Adjusted EBITDA to Net Income, Adjusted Net Income to Net Income and Free Cash Flow to cash flow from operating activities, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and (2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending December 31, 2016 and the fiscal year ending December 31, 2016, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: if the HookLogic acquisition is not timely completed or not completed at all, recent growth rates not being indicative of future growth, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, the investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, the impact of competition, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, uncertainty regarding international growth and expansion and our ability to manage the integration of our acquisitions, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 29, 2016, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, November 2, 2016, at 8:00 AM ET, 1:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference call details:

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02

Please ask to be joined into the “Criteo S.A.” call.

About Criteo

Criteo (NASDAQ: CRTO) delivers personalized performance marketing at an extensive scale. Measuring return on post-click sales, Criteo makes ROI transparent and easy to measure. Criteo has over 2,200 employees in 30 offices across the Americas, EMEA and Asia-Pacific, serving 13,000 advertisers worldwide and with direct relationships with 17,500 publishers.

For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, Sr. Manager IR, f.edelmann@criteo.com

Criteo Public Relations
Emma Ferns, Global PR director, e.ferns@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands)
(unaudited)

	December 31,	September 30,
	2015	2016
Assets
Current assets:
Cash and cash equivalents	$353,537	$407,158
Trade receivables, net of allowances	261,581	268,097
Income taxes	2,714	4,422
Other taxes	29,552	45,323
Other current assets	16,030	20,288
Total current assets	663,414	745,288
Property, plant and equipment, net	82,482	98,353
Intangible assets, net	16,470	18,595
Goodwill	41,973	45,690
Non-current financial assets	17,184	17,453
Deferred tax assets	20,196	28,586
Total non-current assets	178,305	208,677
Total assets	$841,719	$953,965
Liabilities and shareholders' equity
Current liabilities:
Trade payables	$246,382	$253,938
Contingencies	668	286
Income taxes	15,365	7,133
Financial liabilities - current portion	7,156	6,403
Other taxes	30,463	35,844
Employee - related payables	42,275	42,317
Other current liabilities	15,531	18,383
Total current liabilities	357,840	364,304
Deferred tax liabilities	139	752
Retirement benefit obligation	1,445	2,262
Financial liabilities - non current portion	3,272	2,933
Total non-current liabilities	4,856	5,947
Total liabilities	362,696	370,251
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 per value, 62,470,881 and 63,760,491 shares authorized, issued and outstanding at December 31, 2015 and September 30, 2016, respectively.	2,052	2,087
Additional paid-in capital	425,220	470,871
Accumulated other comprehensive (loss)	(69,023)	(57,902)
Retained earnings	116,076	158,945
Equity - attributable to shareholders of Criteo S.A.	474,325	574,001
Non-controlling interests	4,698	9,713
Total equity	479,023	583,714
Total equity and liabilities	$841,719	$953,965

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2016	YoY Change	2015	2016	YoY Change

Revenue	$332,674	$423,867	27%	$926,152	$1,232,321	33%

Cost of revenue
Traffic acquisition cost	(198,970)	(247,310)	24%	(552,097)	(727,034)	32%
Other cost of revenue	(17,206)	(22,332)	30%	(44,418)	(60,950)	37%

Gross profit	116,498	154,225	32%	329,637	444,337	35%

Operating expenses:
Research and development expenses	(22,442)	(30,701)	37%	(60,141)	(88,097)	46%
Sales and operations expenses	(56,310)	(68,164)	21%	(169,120)	(201,862)	19%
General and administrative expenses	(19,915)	(32,492)	63%	(57,865)	(85,839)	48%
Total Operating expenses	(98,667)	(131,357)	33%	(287,126)	(375,798)	31%
Income from operations	17,831	22,868	28%	42,511	68,539	61%
Financial income (expense)	(6,650)	(570)	(91)%	(5,276)	(1,982)	(62)%
Income before taxes	11,181	22,298	99%	37,235	66,557	79%
Provision for income taxes	(5,388)	(7,574)	41%	(13,896)	(19,968)	44%
Net Income	$5,793	$14,724	154%	$23,339	$46,589	100%

Net income available to shareholders of Criteo S.A.	$5,096	$13,539		$21,618	$42,869
Net income available to non-controlling interests	$697	$1,185		$1,721	$3,720

Weighted average shares outstanding used in computing per share amounts:
Basic	62,082,110	63,628,351		61,662,308	63,163,922
Diluted	65,254,238	65,816,422		65,095,690	65,429,757

Net income allocated to shareholders of Criteo S.A. per share:
Basic	0.08	0.21		0.35	0.68
Diluted	0.08	0.21		0.33	0.66

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
Net income	$5,793	$14,724	$23,339	$46,589
Adjustments to reconcile to cash from operating activities	23,155	36,609	62,685	96,235
- Amortization and provisions	13,236	16,030	32,436	45,555
- Equity awards compensation expense (1)	4,600	13,965	16,242	30,030
- Net gain or loss on disposal of non-current assets	59	1	85	1
- Interest accrued	2	(972)	9	608
- Non-cash financial income and expenses	(130)	11	17	29
- Change in deferred taxes	(979)	(3,121)	(3,149)	(7,545)
- Income tax for the period	6,367	10,695	17,045	27,557
Changes in working capital requirement	(7,120)	4,576	(2,341)	(22,860)
- (Increase)/decrease in trade receivables	(14,795)	(2,160)	(27,434)	(4,528)
- Increase/(decrease) in trade payables	11,899	11,218	39,518	(3,931)
- (Increase)/decrease in other current assets	(8,781)	(2,856)	(24,664)	(18,633)
- Increase/(decrease) in other current liabilities	4,557	(1,626)	10,239	4,232
Income taxes paid	(4,328)	(12,278)	(13,237)	(38,152)
CASH FROM OPERATING ACTIVITIES	17,500	43,631	70,446	81,812
Acquisition of intangible assets, property, plant and equipment	(21,514)	(15,792)	(62,671)	(54,970)
Change in accounts payable related to intangible assets, property, plant and equipment	(2,551)	(4,115)	7,396	570
FREE CASH FLOW	(6,565)	23,724	15,171	27,412
Payments for acquired business, net of cash acquired	(476)	—	(20,551)	(5,074)
Change in other non-current financial assets	(1,049)	(377)	(6,292)	197
CASH USED FOR INVESTING ACTIVITIES	(25,590)	(20,284)	(82,118)	(59,277)
Issuance of long-term borrowings	790	739	3,183	3,798
Repayment of borrowings	(1,484)	32	(6,130)	(5,416)
Proceeds from capital increase	3,575	1,600	10,009	17,182
Change in other financial liabilities	—	(25)	(1,000)	(196)
CASH FROM FINANCING ACTIVITIES	2,881	2,346	6,062	15,368

CHANGE IN NET CASH AND CASH EQUIVALENTS	(5,209)	25,693	(5,610)	37,903
Net cash and cash equivalents at beginning of period	321,109	377,407	351,827	353,537
Effect of exchange rates changes on cash and cash equivalents	(1,256)	4,058	(31,573)	15,718
Net cash and cash equivalents at end of period	$314,644	$407,158	$314,644	$407,158

(1) out of which $13.1 million and $28.6 million was share-based compensation expense according to ASC 718 - Compensation - stock compensation for the quarter ended and year to date September 30, 2016, respectively.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Region	2015	2016	YoY Change	YoY Change at Constant Currency	2015	2016	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$124,024	$160,739	30%	29%	$335,520	$464,435	38%	40%
EMEA	137,185	157,921	15%	19%	396,200	471,226	19%	22%
Asia-Pacific	71,465	105,207	47%	30%	194,432	296,660	53%	42%
Total	332,674	423,867	27%	25%	926,152	1,232,321	33%	33%

Traffic acquisition costs
Americas	(75,684)	(97,239)	28%	28%	(203,781)	(284,728)	40%	41%
EMEA	(79,710)	(87,092)	9%	13%	(231,023)	(265,097)	15%	17%
Asia-Pacific	(43,576)	(62,979)	45%	27%	(117,293)	(177,209)	51%	40%
Total	(198,970)	(247,310)	24%	22%	(552,097)	(727,034)	32%	31%

Revenue ex-TAC
Americas	48,340	63,500	31%	31%	131,739	179,707	36%	38%
EMEA	57,475	70,829	23%	27%	165,177	206,129	25%	27%
Asia-Pacific	27,889	42,228	51%	34%	77,139	119,451	55%	45%
Total	$133,704	$176,557	32%	30%	$374,055	$505,287	35%	35%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region in this Form 8-K because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our core business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of revenue ex-TAC to revenue and revenue ex-TAC by region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
Net income	$5,793	$14,724	$23,339	$46,589
Adjustments:
Financial (income) expense	6,650	570	5,276	1,982
Provision for income taxes	5,388	7,574	13,896	19,968
Equity awards compensation expense	4,600	13,965	16,242	30,030
Research and development	$1,714	$4,667	$4,354	$9,248
Sales and operations	1,715	5,143	8,072	11,021
General and administrative	1,171	4,155	3,816	9,761
Pension service costs	110	132	332	392
Research and development	41	55	123	160
Sales and operations	37	38	115	107
General and administrative	32	39	94	125
Depreciation and amortization expense	11,892	14,771	30,598	40,588
Cost of revenue	8,503	10,406	21,287	27,846
Research and development	1,690	1,640	4,811	5,105
Sales and operations	1,330	1,813	3,434	5,604
General and administrative	369	912	1,066	2,033
Acquisition-related costs	—	1,793	—	1,941
General and administrative	—	1,793	—	1,941
Acquisition-related deferred price consideration	54	3	278	88
Research and development	54	3	278	88
Total net adjustments	28,694	38,808	66,622	94,989
Adjusted EBITDA (1)	$34,487	$53,532	$89,961	$141,578

(1) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
Equity awards compensation expense
Research and development	$1,714	$4,667	$4,354	$9,248
Sales and operations	1,715	5,143	8,072	11,021
General and administrative	1,171	4,155	3,816	9,761
Total equity awards compensation expense	4,600	13,965	16,242	30,030

Pension service costs
Research and development	41	55	123	160
Sales and operations	37	38	115	107
General and administrative	32	39	94	125
Total pension service costs	110	132	332	392

Depreciation and amortization expense
Cost of revenue	8,503	10,406	21,287	27,846
Research and development	1,690	1,640	4,811	5,105
Sales and operations	1,330	1,813	3,434	5,604
General and administrative	369	912	1,066	2,033
Total depreciation and amortization expense	11,892	14,771	30,598	40,588

Acquisition-related costs
General and administrative	—	1,793	—	1,941
Total acquisition-related costs	—	1,793	—	1,941

Acquisition-related deferred price consideration
Research and development	54	3	278	88
Total acquisition-related deferred price consideration	$54	$3	$278	$88

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016

Net income	$5,793	$14,724	$23,339	$46,589
Adjustments:
Equity awards compensation expense	4,600	13,965	16,242	30,030
Amortization of acquisition-related intangible assets	1,200	943	3,794	3,145
Acquisition-related costs	—	1,793	—	1,941
Acquisition-related deferred price consideration	54	3	278	88
Tax impact of the above adjustments	(274)	(129)	(830)	(516)
Total net adjustments	5,580	16,575	19,484	34,688
Adjusted net income (1)	$11,373	$31,299	$42,823	$81,277

Weighted average shares outstanding
- Basic	62,082,110	63,628,351	61,662,308	63,163,922
- Diluted	65,254,238	65,816,422	65,095,690	65,429,757

Adjusted net income per share
- Basic	$0.18	$0.49	$0.69	$1.29
- Diluted	$0.17	$0.48	$0.66	$1.24

(1) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2016	YoY Change	2015	2016	YoY Change
Revenue as reported	$332,674	$423,867	27%	$926,152	$1,232,321	33%
Conversion impact U.S. dollar/other currencies		(7,986)			(4,186)
Revenue at constant currency (1)	$332,674	$415,881	25%	$926,152	$1,228,135	33%

Traffic acquisition costs as reported	(198,970)	(247,310)	24%	(552,097)	(727,034)	32%
Conversion impact U.S. dollar/other currencies		4,997			3,210
Traffic Acquisition Costs at constant currency (1)	$(198,970)	$(242,313)	22%	$(552,097)	$(723,824)	31%

Revenue ex-TAC (2) as reported	133,704	176,557	32%	374,055	505,287	35%
Conversion impact U.S. dollar/other currencies		(2,989)			(976)
Revenue ex-TAC (2) at constant currency (1)	$133,704	$173,568	30%	$374,055	$504,311	35%
Revenue ex-TAC (2)/Revenue as reported	40%	42%		40%	41%

Other cost of revenue as reported	(17,206)	(22,332)	30%	(44,418)	(60,950)	37%
Conversion impact U.S. dollar/other currencies		251			266
Other cost of revenue at constant currency (1)	$(17,206)	$(22,081)	28%	$(44,418)	$(60,684)	37%

Adjusted EBITDA (3)	34,487	53,532	55%	89,961	141,578	57%
Conversion impact U.S. dollar/other currencies		(1,296)			(1,409)
Adjusted EBITDA (3) at constant currency (1)	$34,487	$52,236	51%	$89,961	$140,169	56%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of Directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Nine Months Ended
	September 30,
	2015	2016
Shares outstanding as at January 1,	60,902,695	62,470,881
Weighted average number of shares issued during the period	759,613	693,041
Basic number of shares - Basic EPS basis	61,662,308	63,163,922
Dilutive effect of share options, warrants, employee warrants - Treasury method	3,433,382	2,265,835
Diluted number of shares - Diluted EPS basis	65,095,690	65,429,757

Shares outstanding as at September 30,	62,249,428	63,760,491
Total dilutive effect of share options, warrants, employee warrants	6,582,870	8,165,801
Fully diluted shares as at September 30,	68,832,298	71,926,292

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated)
(unaudited)

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	YoY Change	QoQ Change

Clients	7,190	7,832	8,564	9,290	10,198	10,962	11,874	12,882	39%	8%

Revenue	294,489	294,172	299,306	332,674	397,018	401,253	407,201	423,867	27%	4%
Americas	109,543	100,624	110,872	124,024	170,133	147,174	156,522	160,739	30%	3%
EMEA	131,275	132,208	126,807	137,185	144,905	159,405	153,899	157,921	15%	3%
APAC	53,671	61,340	61,627	71,465	81,980	94,674	96,780	105,207	47%	9%

TAC	(172,538)	(175,888)	(177,239)	(198,970)	(237,056)	(238,755)	(240,969)	(247,310)	24%	3%
Americas	(66,774)	(61,244)	(66,853)	(75,684)	(104,646)	(90,929)	(96,560)	(97,239)	28%	1%
EMEA	(73,264)	(78,158)	(73,155)	(79,710)	(82,905)	(91,185)	(86,820)	(87,092)	9%	—%
APAC	(32,500)	(36,486)	(37,231)	(43,576)	(49,505)	(56,641)	(57,589)	(62,979)	45%	9%

Revenue ex-TAC	121,951	118,284	122,067	133,704	159,962	162,498	166,232	176,557	32%	6%
Americas	42,769	39,380	44,019	48,340	65,487	56,245	59,962	63,500	31%	6%
EMEA	58,011	54,050	53,652	57,475	62,000	68,220	67,079	70,829	23%	6%
APAC	21,171	24,854	24,396	27,889	32,475	38,033	39,191	42,228	51%	8%

Cash flow from operating activities	51,170	41,007	11,938	17,500	66,706	18,907	19,274	43,631	149%	126%

Capital expenditures	12,562	12,862	18,348	24,066	19,205	12,109	22,386	19,907	(17)%	(11)%

Net cash position	351,827	316,376	321,109	314,644	353,537	386,110	377,407	407,158	29%	8%

Days Sales Outstanding (days - end of month) (1)						56	57	56

(1) Due to the conversion from IFRS (euros) to U.S. GAAP (U.S. dollars), the Days Sales Outstanding for historic quarters has not been recalculated and is not available.